UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2013, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), and AR Capital, LLC, a Delaware limited liability company (the “Buyer”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to sell or cause to be sold to the Buyer and one or more of its affiliates (the “Sale”) certain equity interests in direct and indirect subsidiaries of the Company that collectively own the Company’s core net lease assets, including 294 properties (the “Portfolio”) in an all-cash transaction valued at approximately $2.3 billion, including the assumption of approximately $795.3 million of debt and the repayment by the Company of approximately $360.9 million of debt. The Portfolio consists of retail, office and industrial assets. In connection with entering into the Purchase Agreement, the Buyer has posted a non-refundable deposit into escrow. The board of directors of the Company has approved the execution, delivery and performance of the Purchase Agreement, the Sale and the other transactions contemplated by the Purchase Agreement. The Buyer has no material relationship with the Company and the Sale is not an affiliated transaction.

The Sale is expected to be consummated through three closings, with the initial closing expected to occur approximately 45 days from the date hereof, the second closing expected to occur approximately 120 days from the date hereof and the final closing expected to occur on or prior to May 8, 2014. The completion of the Sale is subject to customary closing conditions, and the sale of certain properties is subject to obtaining lender consents in connection with the Buyer’s assumption of existing indebtedness, tenant waivers and redeeming joint venture interests. The purchase price will be adjusted for customary prorations. If aggregate unreimbursable annual operating expenses exceed an aggregate operating expense target of $2.42 million, the purchase price will be decreased by an amount equal to the excess of such target divided by the capitalization rate for the transaction. In addition, as described in the Purchase Agreement, the purchase price may be decreased, subject to a cap, for certain required capital expenditures with respect to those specified properties where the landlord is responsible for a limited number of capital expenditures. In addition, for a limited period of time following execution of the Purchase Agreement, the Buyer may exclude from the transaction for any reason properties having an aggregate value of up to approximately $183.3 million, provided, that Buyer may not exclude more than 13 properties under this exclusion right. The Buyer may also exclude properties from the transaction if title or environmental conditions are identified by the Buyer during the applicable diligence period that materially and adversely affect the fee simple title to, or leasehold interest in, or the current use or operation of, a real property, or triggers an obligation under an applicable environmental law to conduct a Phase II and/or material remedial action, in each case, which condition would reasonably be expected to require the incurrence of remediation or cure costs, or adversely impact the fair market value of such real property, in an aggregate amount in excess of ten percent (10%) of such real property’s allocation of the purchase price, subject to certain exceptions and the Company’s right to cure, as described in the Purchase Agreement. The Company has the right to terminate the Purchase Agreement if the Buyer seeks to exclude properties with an aggregate value equal to or in excess of approximately $275.0 million under this exclusion right.

The Purchase Agreement contains representations, warranties, covenants and agreements among the parties that are customary for an arm’s length acquisition agreement, including, without limitation, requirements for the ordinary course of operation of the real properties included in the Sale by the Company prior to the applicable closing, exercise of commercially reasonable efforts by the Company to obtain third party consents required under the Purchase Agreement, adherence by the parties to covenants of confidentiality regarding the transaction, and agreements of limited reciprocal indemnification. In addition, the representations, warranties, covenants and agreements are qualified by and subject to exceptions and other limitations contained in the Purchase Agreement and the schedules thereto. The representations and warranties in the Purchase Agreement are the product of negotiation among the parties to the Purchase Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties are subject to waiver by such parties in accordance with the Purchase Agreement without notice or liability to any other person.

The Purchase Agreement contains limited termination rights for both the Company and the Buyer, including, among other bases for termination if the third closing is not consummated on or before May 8, 2014 (the “Outside Date”), provided that a termination related to the Outside Date shall have no effect on the closings that have been previously consummated.

The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties, covenants and agreements, and certain other designated matters, subject to a deductible and a cap in the case of the Company’s indemnification obligations.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the material terms of the Purchase Agreement and the Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Buyer. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should not rely on the representations and warranties in the Purchase Agreement as they are not necessarily characterizations of the actual state of facts or condition of the Company, the Buyer or any of their respective subsidiaries and affiliates. The representations and warranties should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the number of properties that will be sold in the transaction, the anticipated cash proceeds from the transaction and the anticipated timing of the three closings. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among other things, our ability to obtain lender consents and other third party consents and tenant waivers and the timing of such consents and waivers; the number of properties excluded by the Buyer from the transaction in accordance with the terms of the Purchase Agreement based on its diligence findings or pursuant to its general “kick-out” rights; purchase price adjustments in accordance with the terms of the Purchase Agreement; indemnification obligations; and the risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this Current Report on Form 8-K. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2013, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Equity Interest Purchase Agreement, dated as of August 8, 2013, by and between Inland American Real Estate Trust, Inc. and AR Capital, LLC

99.1	Press Release of Inland American Real Estate Trust, Inc., dated August 9, 2013 (furnished pursuant to Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: August 9, 2013	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Interest Purchase Agreement, dated as of August 8, 2013, by and between Inland American Real Estate Trust, Inc. and AR Capital, LLC

99.1	Press Release of Inland American Real Estate Trust, Inc., dated August 9, 2013 (furnished pursuant to Item 7.01)

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